Exhibit 15



June 19, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Potomac Electric Power Company has incorporated by reference our report dated May 13, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about June 19, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP